Executed at Fresno, California, on the 24th day of July, 2002, and effective as of the 1st day of August, 2002

      BY AND BETWEEN:    JVWEB INC. a body  politic and  corporate,  duly
                         incorporated according to the laws of the State of
                         Delaware, having a place of establishment in the City
                                                     of Fresno, State of
                                                     California, one of the
                                                     United States of America,
                                                     and therein located at 1630
                                                     East Shaw Avenue, Suite
                                                     1092, 93710, herein
                                                     represented by Mr. GREG
                                                     MICEK, its President, duly
                                                     authorized for these
                                                     purposes, as he so
                                                     declares, hereinafter
                                                     referred to and designated
                                                     as:
                                                              "JVWEB"
     AND:               WILLIAM SCIGLIANO,  Executive,  domiciled and residing
                       at 1015 Pandora Street, Suite 303, Victoria, British Columbia, V8V 3P6, hereinafter referred to and designated as the:
                                                              "EXECUTIVE"

WHEREAS "JVWEB" is desirous of retaining the services of "EXECUTIVE" for the purposes of fulfilling the position of Chief Executive Officer, on behalf of "JVWEB", with an option exerciseable by "EXECUTIVE" within six (6) months from execution hereof to become Chairman of "JVWEB", subject to such terms and conditions as are hereinafter to be more fully enumerated;

WHEREAS the "EXECUTIVE" is desirous of becoming gainfully employed by "JVWEB" and to render such services as may be required of him acting as the Chief Executive Officer ("C.E.O."), on behalf of "JVWEB", subject, however, to such terms and conditions as are hereinafter to be more fully enumerated;

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES AND THE FOLLOWING COVENANTS, CONDITIONS AND AGREEMENTS, THE PARTIES HERETO DO HEREBY MUTUALY AGREE AS FOLLOWS:




1.       Preamble

The preamble herein recited above shall form an integral part of the present "Executive Employment Agreement".


2.       Employment and Job Description.
         ------------------------------

"JVWEB" hereby agrees to initially employ "EXECUTIVE" as its Chief Executive Officer ("C.E.O"), and "EXECUTIVE" hereby accepts such employment in accordance with the terms of this "Agreement" and the terms of employment applicable to regular employees of "JVWEB". In the event of any conflict or ambiguity between the terms of this "Agreement" and terms of employment applicable to regular employees, the terms of this "Agreement" shall prevail.


3.       Duties of Executive.
         -------------------
The duties of "EXECUTIVE" shall include the performance of all of the duties typical of the office held by "EXECUTIVE" as described in the bylaws of "JVWEB", if any, or as may be directed by the Board of Directors of "JVWEB". "EXECUTIVE" shall devote his entire productive time, ability and attention to the business of "JVWEB" and shall perform all duties in a professional, ethical and businesslike manner. "EXECUTIVE" will not, during the term of this "Agreement", directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor, or in any other capacity, either with or without compensation, without the prior written consent of the Board of Directors of "JVWEB", save and except for those Boards of public companies on which the "EXECUTIVE" presently serves.
4.       Compensation.
         ------------
Executive will be paid the following base salary as forming part of his compensation package, as hereinafter enumerated, during this "Agreement" as follows:

A.       1)       A base  salary for the period  August  1st, 2002 to July 31st,
         2003 of ONE HUNDRED AND THIRTY THOUSAND DOLLARS ($130,000.00) U.S. currency per year, payable on a weekly basis, in arrears, by direct deposit to a bank account to be designated by "EXECUTIVE", in writing, to "JVWEB";

2) A base salary for the period August 1st, 2003 to July 31st, 2004 of ONE HUNDRED AND THIRTY THOUSAND DOLLARS ($130,000.00) U.S. currency per year, payable on a bi-monthly basis, in arrears, by direct deposit to a bank account to be designated by "EXECUTIVE", in writing, to "JVWEB".


B. "EXECUTIVE" shall be granted an employee stock option package consisting of Six Hundred Thousand (600,000) employee stock options, at a price to be determined by the regulatory authorities through the traditional "price protection" process, the said employee stock options to be vested to the extent of One Hundred and Fifty Thousand (150,000) shares thereof every six-(6)-month period during the term of the present "Agreement", for a total grant of Six Hundred Thousand (600,000) employee stock options, the whole nevertheless subject to the usual and required Board, shareholder and regulatory approvals. The employee stock options herein granted, once they are vested, shall be exerciseable over a period covering not less than five (5) years, subject, however, to the express condition that "EXECUTIVE" shall be gainfully employed by "JVWEB" at the time that each increment thereof shall become vested, pursuant to the foregoing formula. In the event that there shall be a change of control of the beneficial ownership of a majority of the issued and paid up capital stock of "JVWEB" during the term hereof, "EXECUTIVE" will also be entitled to a "performance bonus" at the discretion of the Board of Directors. The Board of Directors may also reward the "EXECUTIVE", at its discretion, in the event "EXECUTIVE" is successful in securing major contracts on behalf of "JVWEB" during the term hereof. "EXECUTIVE" will sign and execute a separate Employee Stock Option Agreement, which will provide for the foregoing, as soon as "price protection" has been granted and the usual director, shareholder and regulatory approvals have been obtained.
C. In addition to the foregoing, "JVWEB" shall issue a one-time only payment of Twenty-Five Thousand Dollars ($25,000.00) U.S. currency as a "Signing Bonus", within seven (7) days of the execution of the present "Agreement" or, at the earliest August 1st, 2002, whichever comes later.


5.       Benefits.
         --------
A. Holidays. "EXECUTIVE" will be entitled to at least three (3) weeks paid holidays each calendar year, not to be taken consecutively. "EXECUTIVE" will notify "JVWEB" on or about the beginning of each calendar year with respect to the holiday schedule for the coming year.
B. Sick Leave "EXECUTIVE" shall be entitled to sick leave and emergency leave according to the regular policies and procedures of "JVWEB". Additional sick leave or emergency leave over and above paid leave provided by "JVWEB", if any, shall be unpaid and shall be granted at the discretion of the Board of Directors.
C. Medical and Hospital Insurance. "JVWEB" agrees to include "EXECUTIVE" in the group medical and hospital plan of "JBWEB". "EXECUTIVE" shall be responsible for payment of any Federal or Provincial income tax imposed upon these benefits.
D. Expense Reimbursement. "EXECUTIVE" shall be entitled to reimbursement for all reasonable expenses, including gas, auto expenses, travel and cellular telephone expenses, incurred by "EXECUTIVE" in the performance of "EXECUTIVE"'s duties, up to a maximum of Five Thousand Dollars ($5,000.0) U.S. currency per month. "EXECUTIVE" will maintain records and written receipts as required by "JVWEB"'s policies and as may be reasonably requested by the Board of Directors to substantiate such expenses.


6.       Term and Termination.
         --------------------
A. The Initial Term of this "Agreement" shall commence on August 1st, 2002 and it shall continue in effect for a period of approximately twenty-four (24) months, terminating on July 31st, 2004. Thereafter, the "Agreement" shall be renewed upon the mutual agreement of "EXECUTIVE" and "JVWEB". The annual renewals after July 31st, 2004 shall be at the discretion of the Board of Directors of "JVWEB" and, as well, with respect to any revisions to be made to your compensation package, based on performance. In the event that the present "Agreement" is not renewed after July 31st, 2004, the "EXECUTIVE" shall be entitled to six (6) months compensation to be paid to him on a bi-monthly basis over that period.
B. In the event that this "Agreement" is terminated by "EXECUTIVE", for any reason whatsoever, "JVWEB" may immediately relieve "EXECUTIVE" of all duties and immediately terminate this "Agreement".
C. In the event that "EXECUTIVE" is in breach of any material obligation owed "JVWEB" in this "Agreement", habitually neglects the duties to be performed under this "Agreement", engages in any conduct that materially injures "JVWEB" which is dishonest, damages the reputation or standing of "JVWEB", or is convicted of any criminal act or engages in any act of moral turpitude relating to duties of an Executive Officer of "JVWEB", the happening of any of which only circumstances would constitute "just cause" for termination, then "JVWEB" may terminate this "Agreement" upon five (5) days written notice to "EXECUTIVE".
     In event of termination of the "Agreement" pursuant to this subsection, "EXECUTIVE" shall be paid only at the then applicable base salary rate up to and including the date of termination. "EXECUTIVE" shall not be paid any incentive salary payments or other compensation, prorated or otherwise.
D. In the event that "EXECUTIVE" is disabled, for any reason whatsoever, and is physically or mentally unable to perform his duties for a period of four
     (4) consecutive months, then the present "Agreement" may be terminated by "JVWEB" at its option.


7.       Notices.
         -------
Any notice required by this "Agreement" or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services;

         If to "JVWEB":
         -------------


         JVWEB INC.
         1630 East Shaw Avenue
         Suite 1092,
         Fresno, California
         U.S.A.  93710

         Attention:  Mr. Greg Micek,
                           President
         --------------------------------------------

         (Fax No.:         (559) 222-2206)
          -------
         (E-mail: greg@iqbimetrix.com)
          ------- -------------------

         With a Copy to:
         --------------


         Mtre. Morden C. Lazarus
         Lazarus, Charbonneau, Advocates
         759 Square Victoria, Suite 200
         Montreal, Quebec, H2Y 2J7

         (Fax No.:         (514) 289-8609)
          -------
         (E-mail: cookie@lazaruscharbonneau.com)
          ------- -----------------------------



         If to "EXECUTIVE":


         WILLILAM SCIGLIANO
         1015 Pandora Street
         Suite 303
         Victoria, British Columbia, V8V 3P6


         (E-mail: bsciagliano@iqbiometrix.com)
          ------- ---------------------------


8.       Final Agreement.
         ---------------
This "Agreement" terminates and supersedes all prior understandings or agreements on the subject matter hereof. This "Agreement" may be modified only by a further writing that is duly executed by both parties.

9.       Governing Law.
         -------------

This Agreement shall be construed and enforced in accordance with the laws of the State of California.


10.      Headings.
         --------

Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.


11.      No Assignment.
         -------------

Neither this "Agreement" nor any rights and/or interests herein stipulated and/or contained in this "Agreement" may be assigned by "EXECUTIVE" without the prior express written approval of "JVWEB", which may be withheld by "JVWEB" at "JVWEB"'s absolute discretion.


12.      Severability.
         ------------

If any term of this "Agreement" is held by a court of competent jurisdiction to be invalid or unenforceable, then this "Agreement", including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.


13.      Arbitration.

The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this "Agreement". Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules and regulations of the State of California regarding arbitration and resolution of disputes. Any such arbitration shall be conducted in the City of Fresno, State of California, or such other place as may be mutually agreed upon by the parties. Within fifteen
(15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the Arbitrator's expenses and administrative fees of arbitration.






IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.








SIGNED, SEALED AND DELIVERED by                       )
                                                       )
JVWEB INC.                                             )
In the presence of:                                    )
-----------------------------                          )
Name                                                   )
-----------------------------                          )  ------------------
Address                                                )  GREG MICEK
_____________________________                          )  President
Occupation                                             )  Authorized Signature




WILLIAM SCIGLIANO                                      )
In the presence of:                                    )
--------------------------                             )
Name                                                   )
-----------------------------                          )  ----------------------
Address                                                )  WILLLIAM SCIGLIANO
_____________________________                          )  Authorized Signature
Occupation                                             )